UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2022

KIMBELL TIGER ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41244	86-3513156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Taylor St. Suite 810

Fort Worth, Texas 76102

(Address of principal executive offices, including zip code)

(817) 945-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, and one-half of one warrant	TGR.U	The New York Stock Exchange
Class A Common stock, par value $0.0001 per share	TGR	The New York Stock Exchange
Warrants, exercisable for one share of Class A common stock at an exercise price of $11.50 per share	TGR.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On March 28, 2022, Kimbell Tiger Acquisition Corporation (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units may elect to separately trade the shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), and redeemable warrants included in the units commencing on March 28, 2022. Each unit consists of one share of Class A common stock and one-half of one redeemable warrant to purchase one share of Class A common stock. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on The New York Stock Exchange (the “NYSE”) under the symbol “TGR.U,” and each of the shares of Class A common stock and warrants that are separated will trade on the NYSE under the symbols “TGR” and “TGR.WS,” respectively. Holders of the units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ units into Class A common stock and redeemable warrants.

Item 9.01 Financial Statements and Exhibits

(d)            Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description of Exhibits
99.1	Press Release, dated March 28, 2022.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kimbell Tiger Acquisition Corp.

Date: March 28, 2022	By:	/s/ Zachary M. Lunn
	Name:	Zachary M. Lunn
	Title:	President and Chief Executive Officer

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